Exhibit 2.05

                       Dated the 14th day of February 2003



                           ss.o+/-W+/-W(Li Zhengzheng)
                            |P. <<0(Y)-(Zhu Jianping)
                              (3)(1)1/2/(Zhang Hui)
                                 (R)aAl(Sang Yi)
                          A(1)(degree)o+/-O(Dai Peimin)
                            A(1)+/-o(a)U(Luo Meifang)



                                       and



                             HARTCOURT CAPITAL, INC.
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                       AGREEMENT FOR SALE AND PURCHASE OF
                  CERTAIN INTEREST IN THE REGISTRED CAPITAL OF
                        u0(2)M(Y)0o ~uo(R)i|(3)--*1/2(Y)q
                    (HUAQING CORPORATION DEVELOPMENT CO LTD)
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